SHARE PURCHASE AGREEMENT
August 14, 2005

TABLE OF CONTENTS

ARTICLE 1
INTERPRETATION

1.1	Defined Terms	2
1.2	Knowledge	4
1.3	Currency	4
1.4	Sections and Headings	4
1.5	Entire Agreement	4
1.6	Time of Essence	4
1.7	Applicable Law	4
1.8	Severability	4
1.9	Successors and Assigns	4
1.10	Amendment and Waivers	5

ARTICLE 2
PURCHASE AND SALE OF PURCHASED SHARES

2.1	Purchase and Sale of Purchased Shares	5
2.2	Purchase Price	5
2.3	Direction of Proceeds, Subscription and Issue of Convertible Debenture	5
2.4	Adjustment of Purchased Shares and Purchase Price — Competition Act	6
2.5	Adjustment of Purchase Price — Price Protection	7

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE VENDORS

3.1	Organization	8
3.2	Authorization and Enforceability	9
3.3	No Other Agreements to Purchase	9
3.4	Ownership of Purchased Shares	9
3.5	No Violation	9
3.6	Consents and Approvals	10
3.7	No Actions, Proceedings	10

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE GUARANTOR

4.1	Organization	10
4.2	Authorization	11
4.3	Funding	11
4.4	No Violation	11
4.5	XCC and the Debenture	12
4.6	Consents and Approvals	14
4.7	Ownership of Common Shares	14
4.8	No Actions, Proceedings	14
4.9	Compliance with Agreements Relating to Indebtedness	14
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4.10	No Material Change	15

ARTICLE 5
SURVIVAL OF REPRESENTATIONS AND WARRANTIES

5.1	Survival of Representations and Warranties	15

ARTICLE 6
COVENANTS

6.1	Conduct Prior to Closing	15
6.2	Voting of Junior Preference Shares	15
6.3	Standstill and Right of First Offer for Junior Preference Shares	16

ARTICLE 7
CONDITIONS OF CLOSING

7.1	Conditions of Closing in Favour of the Purchaser	17
7.2	Conditions of Closing in Favour of the Vendors	17

ARTICLE 8
CLOSING ARRANGEMENTS

8.1	Place of Closing	18
8.2	Transfer	18
8.3	Further Assurances	18

ARTICLE 9
MISCELLANEOUS

9.1	Notices	19
9.2	Commissions, etc.	20
9.3	Consultation	20
9.4	Guarantee	20
9.5	Best Efforts	20
9.6	Counterparts	21

SCHEDULE A	Form of Note A
SCHEDULE B	Form of Note B
SCHEDULE C	Debenture Terms Sheet
SCHEDULE D	Form of Pledge Agreement
SCHEDULE E	Form of Guarantee
SCHEDULE F	Form of Subscription Agreement
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SHARE PURCHASE AGREEMENT
THIS AGREEMENT made as of the 14th day of August, 2005,
B E T W E E N:
          BRASCAN CORPORATION,
          a corporation incorporated under the laws of the
          Province of Ontario,
          (hereinafter called “Brascan”),
          - and -
          BRASCADE CORPORATION,
          a corporation incorporated under the laws of Canada,
          (hereinafter called “Brascade”),
          - and -
          6287042 CANADA LIMITED,
          a corporation incorporated under the laws of Canada,
          (hereinafter called “Holdco”),
          (Brascan, Brascade and Holdco are hereinafter together
          called the “Vendors”),
          - and -
          1184760 ALBERTA LTD.,
          a corporation incorporated under the laws of the
          Province of Alberta,
          (hereinafter called the “Purchaser”),
          - and -
          XSTRATA PLC,
          a public limited company under the laws of England
          and Wales,
          (hereinafter called the “Guarantor”),
     WITNESSES THAT in consideration of the respective covenants, agreements, representations, warranties and indemnities herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties covenant and agree as follows:
ARTICLE 1
INTERPRETATION
1.1 Defined Terms.
     For the purpose of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:
“acting jointly or in concert” has the meaning attributed to that phrase in the Securities Act (Ontario);
“Affiliate” shall have the meaning attributed to that term in the Securities Act (Ontario);
“Articles” means the articles of association of XCC and the resolution of the managing director of XCC expected to be passed and adopted by the shareholders of XCC in relation to the Debenture;
“Business Day” means any day, other than a Saturday or a Sunday, on which banks in Toronto, Ontario, London, UK and Zug, Switzerland are open for business;
“CBCA” means the Canada Business Corporations Act, as amended;
“Closing Agreements” means Note A, Note B, the Xstrata Guarantee and the Pledge Agreement;
“Closing Date” means the date hereof or such other date as may be mutually agreed upon by the Vendors and the Purchaser;
“Common Shares” means the common shares in the capital of the Corporation;
“Contract” means any agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment, whether written or oral;
“Corporation” means Falconbridge Limited, a corporation existing under the laws of the Province of Ontario;
“Debenture” has the meaning specified in section 2.3(b);
“Debenture Issue Date” means the date the Debenture, or in circumstances where section 2.3(c) applies, the Substitute Debenture, is issued;
“Deed Poll” means the deed poll expected to be entered into by the Guarantor in relation to the conversion rights and share exchange rights pursuant to the terms of the Debenture, or in circumstances where section 2.3(c) applies, the Substitute Debenture;

“Encumbrance” means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any Contract to create any of the foregoing;
“Guarantee” means the guarantee expected to be entered into by the Guarantor in relation to the Debenture or in circumstances where section 2.3(c) applies, the Substitute Debenture;
“Junior Preference Shares” means the junior preference shares in the capital of the Corporation which at the date hereof are beneficially owned and/or controlled, directly or indirectly, by the Vendors;
“Note A” has the meaning set out in section 2.2;
“Note B” has the meaning set out in section 2.2;
“Ordinary Shares” has the meaning specified in the Subscription Agreement;
“Pledge Agreement” has the meaning set out in section 8.2(b);
“Preference Shares” has the meaning specified in the Subscription Agreement;
“Purchase Price” has the meaning set out in section 2.2;
“Purchased Shares” has the meaning set out in section 2.1;
“Subscription Agreement” means the subscription agreement in the form attached as Schedule F to be entered into between XCC, the Guarantor and Holdco;
“Substitute Debenture” has the meaning set out in section 2.3(c);
“Substitute Issuer” has the meaning set out in section 2.3(c);
“Substitute Subscription Agreement” has the meaning set out in section 2.3(c);
“Terms and Conditions” means the terms and conditions on which the Debenture will be issued, or in circumstances where section 2.3(c) applies, the Substitute Debenture;
“Time of Closing” means 10:00 p.m. (Toronto time) on the Closing Date;
“XCC” means Xstrata Capital Corporation A.V.V., a company incorporated with limited liability in Aruba; and
“Xstrata Guarantee” means the guarantee contemplated by section 8.2(c).

1.2 Knowledge.
     References in this Agreement to the “knowledge” of the Vendors or the Guarantor means the actual knowledge of senior management of Brascan and Brascade, in the case of the Vendors, and of the Guarantor in the case of the Guarantor, in each case without further inquiry.
1.3 Currency.
     Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in Canadian dollars.
1.4 Sections and Headings.
     The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, section, subsection, clause or a Schedule refers to the specified Article, section, subsection or clause of or Schedule to this Agreement.
1.5 Entire Agreement.
     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.
1.6 Time of Essence.
     Time shall be of the essence of this Agreement.
1.7 Applicable Law.
     This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.
1.8 Severability.
     If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.
1.9 Successors and Assigns.
     This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and, where the context so permits, their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other party.
1.10 Amendment and Waivers.
     No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.
ARTICLE 2
PURCHASE AND SALE OF PURCHASED SHARES
2.1 Purchase and Sale of Purchased Shares.
     Subject to the terms and conditions hereof, at the Time of Closing Holdco covenants and agrees to sell, assign and transfer to the Purchaser and the Purchaser covenants and agrees to purchase from Holdco 73,115,756 issued and outstanding Common Shares (the “Purchased Shares”).
2.2 Purchase Price.
     The purchase price payable by the Purchaser to Holdco for the Purchased Shares (the “Purchase Price”) shall be Cdn.$28.00 per Purchased Share. The Purchase Price shall be payable at the Time of Closing as follows:
(a)	the Purchaser shall issue to Holdco a secured promissory note in the form set out in Schedule A (“Note A”), guaranteed by the Guarantor, in the principal amount of U.S.$1,327,345,890; and

(b)	the Purchaser shall issue to Holdco a secured promissory note in the form set out in Schedule B (“Note B”), guaranteed by the Guarantor, in the principal amount of U.S.$375,000,000, which shall constitute full discharge of the Purchase Price for the Purchased Shares.
2.3 Direction of Proceeds, Subscription and Issue of Debenture.
     (a)           Holdco agrees and directs that the proceeds from the repayment of the principal amount (but for greater certainty not the interest) of Note B shall be paid to XCC in full satisfaction of the subscription price payable by Holdco to XCC for the Debenture.
     (b)           Pursuant to the Subscription Agreement Holdco agrees to subscribe for and purchase the Debenture (as defined below), and the Guarantor agrees to procure that XCC shall issue a guaranteed convertible debenture of XCC in the aggregate paid-up amount of U.S.$375,000,000 (the “Debenture”) on the Debenture Issue Date at the Issue Price (being a price of 100% of the principal amount of the Debenture) and on the terms set out in the term sheet for the Debenture attached hereto as Schedule C and the Subscription Agreement, subject to such modifications as the Guarantor and the Vendors may, acting reasonably, agree; and

provided that Holdco may direct, prior to the Debenture Issue Date, that the Debenture be issued in the name of a direct or indirect wholly-owned subsidiary of Brascan. The Guarantor agrees to execute and deliver, and to cause the Purchaser to execute and deliver, the Subscription Agreement to Holdco, and Holdco agrees to execute and deliver the Subscription Agreement to the Guarantor and the Purchaser, on August 15, 2005.
     (c)           If the Guarantor is unable to procure the issuance by XCC of the Debenture on or by September 15, 2005, then the Guarantor agrees to procure that a direct or indirect wholly-owned subsidiary of the Guarantor other than XCC (the “Substitute Issuer”) will issue to Holdco, on or before the maturity date of Note B (as defined therein), a guaranteed convertible debenture (the “Substitute Debenture”) in the same principal amount and on the same terms and conditions in all material respects (other than the identity and jurisdiction of organization of the Substitute Issuer) as provided in Schedule C and having tax consequences for Holdco that are not demonstrably less advantageous to Holdco than the Debenture, subject to such modifications as the Guarantor and the Vendors may, acting reasonably, agree; and provided that Holdco may direct, prior to the date the Substitute Debenture is issued, that the Substitute Debenture be issued in the name of another direct or indirect wholly-owned subsidiary of Brascan.
     (d)           Holdco agrees that in circumstances where section 2.3(c) applies it will enter into a subscription agreement (the “Substitute Subscription Agreement”) with the Substitute Issuer and the Guarantor on terms and conditions substantially the same as the Subscription Agreement (and which shall include provisions substantially similar in respect of the Substitute Issuer and the Substitute Debenture as sections 4.5, 4.8 and 4.10) and will subscribe for and purchase the Substitute Debenture pursuant to the terms of the Substitute Subscription Agreement, on the Debenture Issue Date, and the Guarantor agrees to execute and deliver and to cause the Substitute Issuer to execute and deliver the Substitute Subscription Agreement. Holdco agrees and directs that in such circumstances the proceeds from the repayment of the principal amount (but for greater certainty, not the interest) of Note B shall be paid to the Substitute Issuer in full satisfaction of the subscription price for the Substitute Debenture payable by Holdco to the Substitute Issuer.
2.4 Adjustment of Purchased Shares and Purchase Price — Competition Act.
     (a)           Notwithstanding any other provision hereof, the parties agree the indirect purchase and sale of the Purchased Shares is to be effected as an acquisition of voting shares not notifiable under Part IX of the Competition Act (Canada) (the “Competition Act”) and that the aggregate number of Purchased Shares is not to exceed 20% of the Common Shares outstanding at the Time of Closing (the “Permitted Number of Purchased Shares”). If for any reason the aggregate number of Purchased Shares would exceed or exceeded the Permitted Number of Purchased Shares (the amount by which the aggregate number of Purchased Shares would exceed or exceeded the Permitted Number of Purchased Shares being referred to as the “Excess Number of Purchased Shares”), the number of Purchased Shares shall be reduced by an amount equal to the Excess Number of Purchased Shares and the cash portion of the Purchase Price shall be reduced in the manner provided in section 2.4(b) (the “Purchase Price Reduction”).
     (b)           If the Purchaser and the Vendors are notified: (i) prior to the Time of Closing, that at the Time of Closing an Excess Number of Purchased Shares will exist, the number of

Purchased Shares shall be reduced by the Excess Number of Purchased Shares and the Purchase Price payable by the Purchaser to Holdco at the Time of Closing and the principal amount of Note A shall be reduced by the Purchase Price Reduction; or (ii) after the Time of Closing, that at the Time of Closing an Excess Number of Purchased Shares existed, within ten Business Days after the date the Purchaser and the Vendors are so notified (A) the Purchaser shall transfer to Holdco the Excess Number of Purchased Shares and (B) Holdco shall repay to the Purchaser an amount of cash equal to the Purchase Price Reduction. For greater certainty, no decrease in the number of outstanding Common Shares after the Time of Closing which would result in the number of Purchased Shares exceeding 20% of the Common Shares shall give rise to an adjustment hereunder.
2.5 Adjustment of Purchase Price — Price Protection.
     (a)           If at any time in the nine-month period following the date of this Agreement (the “Price Protection Period”):
(i)	the Guarantor or any of its Affiliates or any person acting jointly or in concert with the Guarantor makes an offer or proposal to the Corporation respecting, or publicly announces an intention to undertake, an amalgamation or merger with, or an arrangement involving, the Corporation (or other similar transaction) pursuant to which the Guarantor will directly, or indirectly through an Affiliate, or any person acting jointly or in concert with the Guarantor, acquire all or a majority portion of the business of the Corporation; or

(ii)	the Guarantor or any of its Affiliates or any person acting jointly or in concert with the Guarantor makes an offer or proposal to the Corporation respecting, or publicly announces an intention to undertake, a take-over bid by take-over bid circular in compliance with applicable Canadian securities laws, after giving effect to which the Guarantor, if successful, would beneficially own directly or indirectly through an Affiliate, and together with any person acting jointly or in concert with the Guarantor, a majority of the Common Shares;
(any such transaction being a “Price Protection Transaction”) then within five business days following the completion by the Guarantor or its Affiliate of the Price Protection Transaction the Guarantor will pay, or cause an Affiliate to pay, to the Vendors the Adjustment Payment (as defined below), if applicable, in immediately available funds.
     (b)           Holdco will be entitled to receive an additional amount on account of each of the Purchased Shares (the “Adjustment Payment”) equal to the amount by which the consideration per Common Share received by the holders of the Corporation’s Common Shares pursuant to the Price Protection Transaction (the “Greater Price”) exceeds the Purchase Price.
     (c)           If all or any portion of the Greater Price is in the form of:
(i)	cash, the consideration shall be valued based on the face value of the cash,

(ii)	publicly traded securities, the consideration shall be valued based on the closing price of such securities on the date of the completion of the Price Protection Transaction on the published market on which the greatest volume of trading in such securities occurred over the twenty trading days preceding such date,

(iii)	securities that are not publicly traded until the date of the completion of the Price Protection Transaction, the consideration shall be valued based on the closing price of such securities on the five trading days following the completion of the Price Protection Transaction on the published market on which the greatest volume of trading in such securities occurred over such period, or

(iv)	any other consideration, the consideration shall be valued at its fair market value as the Vendors and the Purchaser shall mutually agree, acting reasonably.
     (d)           If all or any portion of the consideration forming the Greater Price has a value expressed in a currency other than Canadian dollars, then the value of that consideration will be expressed in Canadian dollars based upon a conversion rate of exchange equal to the noon spot rate quoted by the Bank of Canada on the date of the completion of the Price Protection Transaction for the purchase of Canadian dollars using the currency in which the consideration (or portion thereof) was originally denominated.
     (e)           In the event of any disagreement between the Parties with respect to the calculation of the value of the Greater Price, the matter will be submitted to an internationally recognized firm of chartered accountants to be agreed upon by the parties, provided that such firm may not be the auditors of either Brascan or the Guarantor. The decision of such firm of chartered accountants as to the value of the Adjustment Payment will be final and binding on the parties.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE VENDORS
     The Vendors jointly and severally represent and warrant to the Purchaser as follows and acknowledge that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Shares:
3.1 Organization.
     Brascan is a corporation validly existing under the laws of the Province of Ontario and has the corporate power to enter into this Agreement and to perform its obligations hereunder. Holdco is a corporation validly existing under the laws of Canada and has the corporate power to own the Purchased Shares, to enter into this Agreement and to perform its obligations hereunder.

3.2 Authorization and Enforceability.
          This Agreement has been duly authorized, executed and delivered by each of the Vendors and is a legal, valid and binding obligation of each of the Vendors enforceable against each of the Vendors by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.
3.3 No Other Agreements to Purchase.
          No person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Vendors of any of the Purchased Shares.
3.4 Ownership of Purchased Shares.
          Holdco is the beneficial owner of the Purchased Shares, with good and marketable title thereto, free and clear of all Encumbrances and, without limiting the generality of the foregoing, none of the Purchased Shares is subject to any voting trust, shareholder agreement or voting agreement. The Purchased Shares are listed and posted for trading on the Toronto Stock Exchange and, subject to compliance with section 2.5 of Multilateral Instrument 45-102, will be freely tradable under Canadian securities laws.
3.5 No Violation.
          The execution and delivery of this Agreement by each of the Vendors and the consummation of the transactions herein provided for will not result in either:
     (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Vendors or, to the knowledge of the Vendors, the Corporation under:
(i)	any Contract to which any the Vendors or, to the knowledge of the Vendors, the Corporation is a party and which is material to any of the Vendors or by which any of them is, or any of their properties are, bound or which in the case of the Corporation is material to the Corporation;

(ii)	of any provisions of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Vendors or, to the knowledge of the Vendors, the Corporation and which is material to the Corporation;

(iii)	any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over any of the Vendors or, to the knowledge of the Vendors, the Corporation and which is material to the Corporation;

(iv)	any licence, permit, approval, consent or authorization held by any of the Vendors or, to the knowledge of the Vendors, the Corporation in either case necessary for the ownership of the Purchased Shares or, to the knowledge of the Vendors, the operation of the Corporation’s business and which is material to the Corporation; or

(v)	any applicable law, statute, ordinance, regulation or rule; or
     (b) the creation or imposition of any Encumbrance on any of the Purchased Shares or, to the knowledge of the Vendors, any of the material property or assets of the Corporation.
3.6 Consents and Approvals.
          There is no requirement for any of the Vendors to make any filing with, give any notice to or to obtain any licence, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful sale of the Purchased Shares as contemplated by this Agreement. There is no requirement under any Contract relating to the Corporation to which any of the Vendors or, to the knowledge of the Vendors, the Corporation is a party or by which any of the Vendors or, to the knowledge of the Vendors, the Corporation, is bound to give any notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the sale of the Purchased Shares as contemplated by this Agreement.
3.7 No Actions, Proceedings.
          There is no action, proceeding or investigation (whether or not purportedly on behalf of any of the Vendors) pending or, to the knowledge of the senior officers of any of the Vendors without further inquiry, threatened, against or affecting any of the Vendors or, to the knowledge of the Vendors, the Corporation, at law or in equity, before or by any court or federal, provincial, municipal or other governmental department, commission, board or agency, domestic or foreign, which questions the validity of the purchase and sale of the Purchased Shares or any action taken or to be taken by any of the Vendors pursuant to this Agreement or the Closing Agreements.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE
GUARANTOR
          The Purchaser and the Guarantor jointly and severally represent and warrant to the Vendors as follows and acknowledge that the Vendors are relying on such representations and warranties in connection with their sale of the Purchased Shares:
4.1 Organization.
          The Purchaser is a corporation validly existing under the laws of the Province of Alberta and has the corporate power to enter into this Agreement and the Closing Agreements to which it is a party and to perform its obligations hereunder and thereunder. The Guarantor is validly existing as a public limited company under the laws of England and Wales and has the corporate power to enter into this Agreement and the Closing Agreements to which it is a party and to perform its obligations hereunder and thereunder.
4.2 Authorization.
          The transaction contemplated by this Agreement has been duly authorized, and this Agreement and the Closing Agreements to which it is a party have been duly executed and delivered by the Purchaser and are legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser by the Vendors in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.
4.3 Funding.
          The Purchaser and Guarantor have made adequate arrangements to ensure that sufficient funds are, or will at the time of maturity of Note A and Note B be, available for the Purchaser to complete the purchase contemplated by this Agreement and for the Purchaser and the Guarantor to fulfill their respective obligations under this Agreement and the Closing Agreements to which they are a party.
4.4 No Violation.
          The execution and delivery of this Agreement and the Closing Agreements by the Purchaser and the Guarantor and the consummation of the transactions herein provided for will not result in either:
     (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Purchaser or the Guarantor under:
(i)	any Contract to which the Purchaser or the Guarantor is a party and which is material to the Purchaser or the Guarantor, as applicable, or by which either of them is, or any of their material properties are, bound;

(ii)	any confidentiality agreement entered into between the Guarantor or any of its Affiliates and the Corporation;

(iii)	any provision of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) of the Purchaser or the Guarantor or shareholder of the Purchaser;

(iv)	any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Purchaser or the Guarantor;

(v)	any license, permit, approval, consent or authorization held by the Purchaser or the Guarantor and necessary for the completion of the transaction contemplated by this Agreement or the operation of the Guarantor’s business; or

(vi)	any applicable law, statute, ordinance, regulation or rule; or
     (b) the creation or imposition of any Encumbrance on the Debenture or any of the material property or assets of the Guarantor.
4.5 XCC and the Debenture.
     (a) XCC is duly incorporated and validly existing under the laws of Aruba.
     (b) All the shares of capital stock of XCC are owned beneficially, directly or indirectly, by the Guarantor, and there is no agreement outstanding for the issue of further capital stock of XCC to any person who is not a direct or indirect subsidiary of the Guarantor, other than the Existing Convertibles (as such term is defined in Schedule C hereto).
     (c) The Subscription Agreement will at the Debenture Issue Date be, duly authorized, executed and delivered by each of XCC and the Guarantor and will constitute on the Debenture Issue Date, valid and legally binding obligations of each of XCC and the Guarantor, enforceable against XCC and the Guarantor by Holdco (or such other person who may be the subscriber for the Debenture) in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.
     (d) The Guarantee and the Deed Poll have each been or will at the Debenture Issue Date be, duly authorized by the Guarantor and, when executed and delivered on the Debenture Issue Date, will constitute a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor by Holdco (or such other person who may be the subscriber for the Debenture) in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;
     (e) The issue of the Debenture and the Preference Shares have been or will at the Debenture Issue Date be, duly authorized by XCC and, when duly executed, issued and delivered the Debenture will constitute a valid and legally binding obligation of XCC, enforceable against XCC by Holdco (or such other person who may be the subscriber for the Debenture) in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.
     (f) No action, consent, approval, authorization, filing or thing is required to be taken, fulfilled or done (including without limitation the obtaining of any material consent or licence or the making of any filing or registration) by or on behalf of XCC and/or the Guarantor in the United Kingdom, Aruba, Ontario or Switzerland for the amendment of the Articles of XCC required for the transactions envisaged by the Subscription Agreement, the issue of the Debenture, the issue of the Preference Shares upon conversion of the Debenture, the issue of the Ordinary Shares in exchange for the Preference Shares upon conversion of the Debenture, except for (i) those which have been, or will prior to the Debenture Issue Date be, obtained and are, or will on the Debenture Issue Date be, in full force and effect; and (ii) the filing of notices of private placement and the payment of the filing fees therefor, which filings will be made and fees paid on a timely basis, and (iii) the application to the United Kingdom Financial Services

Authority to list the Ordinary Shares acquired in exchange for the Preference Shares, which the Guarantor covenants to make before the issuance of such Ordinary Shares.
     (g) The amendment of the Articles of XCC, the execution and delivery of the Subscription Agreement, the Guarantee and the Deed Poll, the issue of the Debenture, the issue of the Preference Shares upon conversion of the Debenture, the issue of the Ordinary Shares in exchange for the Preference Shares upon conversion of the Debenture, the carrying out of the other transactions contemplated by the Subscription Agreement, the Guarantee and the Deed Poll and compliance with their terms and those of the Debenture will not on the Debenture Issue Date result in:
(i)	the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of XCC or the Guarantor under:
(A)	any Contract to which XCC or the Guarantor is a party and which is material to XCC or the Guarantor, as applicable, or by which either of them is, or any of their material properties are, bound;

(B)	any provision of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) of XCC or the Guarantor or the shareholder of XCC;

(C)	any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over XCC or the Guarantor;

(D)	any licence, permit, approval, consent or authorization held by XCC or the Guarantor and necessary for the completion of the transaction contemplated by the Subscription Agreement or the operation of the Guarantor’s business; or

(E)	any applicable law, statute, ordinance, regulation or rule; or
(ii)	the creation or imposition of any Encumbrance on the Debenture.
     (h) XCC has available for issue and the authority to allot, free from pre-emption rights, sufficient authorized but unissued Preference Shares to enable the conversion rights and all other rights of subscription for, and conversion of the Debenture into, Preference Shares to be satisfied in full at the initial conversion rate provided for in the Debenture as set forth in the Terms and Conditions.
     (i) The Guarantor has available for issue and has authority to allot, free from pre-emption rights, sufficient authorized but unissued Ordinary Shares to enable the conversion rights and all other rights of subscription for, and exchange of Preference Shares issued upon conversion of the Debenture into, Ordinary Shares to be satisfied in full at the initial Exchange Price (as defined in the Terms and Conditions).
     (j) The Debenture, when executed, issued and delivered by XCC, will be freely tradeable under the laws of England and Wales by the holder thereof, subject to any restrictions on the transfer of the Debenture imposed by agreement or contract to which the holder is a party or by which it is bound.
     (k) Any Ordinary Shares allotted and issued in exchange for the Preference Shares upon conversion of the Debenture will rank pari passu in all respects with the Ordinary Shares in issue on the Conversion Date (as defined in the Terms and Conditions).
     (l) The Preference Shares to be issued on conversion of the Debenture, and the Ordinary Shares to be issued in exchange for the Preference Shares upon conversion of the Debenture, will be fully-paid, will not be subject to calls for further funds, will be free from all liens, charges, encumbrances and other third party rights and will be freely tradable by the holder thereof.
4.6 Consents and Approvals.
          There is no requirement for the Purchaser or the Guarantor to make any filing with, give any notice to or to obtain any licence, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the purchase of the Purchased Shares, or the fulfillment by the Guarantor and the Purchaser of the terms of this Agreement, except reports of private placement and the payment of the corresponding fees to any required securities regulatory authorities. There is no requirement under any Contract to which the Purchaser or the Guarantor is a party or by which either of them is bound to give any notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the purchase of the Purchased Shares by the Purchaser.
4.7 Ownership of Common Shares.
          Neither the Purchaser nor the Guarantor, nor, to the knowledge of the Guarantor, any person acting jointly or in concert with the Purchaser or the Guarantor, beneficially owns, directly or indirectly, or is the registered holder of any Common Shares.
4.8 No Actions, Proceedings.
          There is no action, proceeding or investigation (whether or not purportedly on the Guarantor’s behalf) pending or, to the actual knowledge of the senior officers of the Guarantor without further inquiry, threatened, against or affecting the Purchaser or the Guarantor, at law or in equity, before or by any court or federal, provincial, municipal or other governmental department, commission, board or agency, domestic or foreign, which questions the validity of the issuance of the Debenture by XCC or of any action taken or to be taken by either of them pursuant to this Agreement or the Closing Agreements.
4.9 Compliance with Agreements Relating to Indebtedness.
          The Guarantor is in compliance with all covenants under any agreement, indenture or instrument securing or otherwise relating to any material indebtedness of the Guarantor, and no default on the part of the Guarantor exists under any agreement, indenture or instrument securing or otherwise relating to any material indebtedness of the Guarantor.

4.10 No Material Change.
          Neither the Guarantor nor the Purchaser has any knowledge of any fact relating to XCC or the Guarantor that has not been publicly disclosed and that would be material to an investor in debt or securities of XCC or Ordinary Shares, other than any of the matters contemplated by this Agreement and the Closing Agreements.
ARTICLE 5
SURVIVAL OF REPRESENTATIONS AND WARRANTIES
5.1 Survival of Representations and Warranties.
          To the extent that they have not been fully performed at or prior to the Time of Closing, the covenants, representations and warranties of the parties contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant hereto, except as otherwise expressly provided in any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement, shall survive the closing of the transactions contemplated hereby until December 31, 2006 and, notwithstanding such closing nor any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser, in respect of the Vendors, and for the Vendors in respect of the Purchaser and the Guarantor during such period, except that:
     (a) the representations and warranties set out in section 3.2 and section 3.4 shall survive and continue in full force and effect without limitation of time; and
     (b) a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law.
ARTICLE 6
COVENANTS
6.1 Conduct Prior to Closing.
          Without in any way limiting any other obligations hereunder, during the period from the date hereof to the Time of Closing, each of the parties hereto shall use its best efforts to take and cause to be taken all necessary corporate action, steps and proceedings to approve or authorize, validly and effectively, the completion of the transactions contemplated hereby.
6.2 Voting of Junior Preference Shares.
          From and after the Time of Closing, the Vendors agree that until such time as a nominee of the Guarantor has otherwise been elected or appointed to the board of directors of the Corporation:; (i) they will exercise, or cause to be exercised, the voting rights appertaining to any Junior Preferences Shares beneficially owned from time to time by the Vendors or any other Affiliate of Brascan to nominate and vote for one individual who the Guarantor has, acting reasonably, approved as a nominee to serve as a director of the Corporation; (ii) if requested to do so by the Purchaser or the Guarantor, they will cause one of their two current nominees serving as a director of the Corporation who is intended to represent the holders of the Junior Preference Shares to resign as a director, unless prior to such request one of the Vendors’ current nominees as a director of the Corporation has already resigned without being requested by the Purchaser or Guarantor to do so, and on not less than 14 days’ prior written notice to the Purchaser and Guarantor, and (iii) prior to any meeting of shareholders of the Corporation at which directors of the Corporation to represent the holders of the Junior Preference Shares are to be elected, the Vendors shall notify the Purchaser and the Guarantor of the time and place of the meeting and the deadline by which the Vendors must exercise, or cause to be exercised, their rights to approve the person for whom the Vendors will vote their Junior Preference Shares for election as a director.
6.3 Standstill and Right of First Offer for Junior Preference Shares.
     (a) The Vendors covenant and agree that for a period of 60 days from the Closing Date they will not, and will cause their Affiliates not to sell, transfer, assign or otherwise divest any Junior Preference shares, other than to another Affiliate of Brascan, and thereafter if any Vendor (the “Offeror”) desires to sell directly or through any Affiliate any of the Junior Preference Shares beneficially owned by it (the “Offered Shares”), the Offeror shall deliver a written notice (the “Selling Notice”) indicating such intention to the Purchaser. Such Selling Notice shall set forth (i) the number of Offered Shares the Offeror wishes to sell and (ii) the price per share (the “Offer Price”) which must be a value expressed in Canadian or United States dollars. The Offeror will not be entitled to exercise its rights under this section 6.3 unless all of the Offered Shares to be sold are free and clear of any Encumbrances.
     (b) Following the receipt of a Selling Notice, the Purchaser shall be entitled to respond in writing to the Offeror within 48 hours (provided that there are at least two Business Days during such 48 hours). If the Purchaser is willing to purchase all of the Offered Shares, it must state in this written response (a “Purchase Response”) that the Offer Price is acceptable and that the Offeree is willing to purchase all and not less than all of the Offered Shares. If the Purchaser fails to provide a Purchase Response within the required time period in section 6.3(a) then the Purchaser will be deemed to have waived its rights to purchase any of the Offered Shares. For greater certainty, this waiver will not extend to any subsequent Selling Notice.
     (c) If the Purchase Response provides, in the aggregate, for the purchase by the Purchaser of not less than all of the Offered Shares at the Offer Price then the Offeror will be deemed to have entered into an agreement of purchase and sale in respect of the Offered Shares. The transaction of purchase and sale will be completed on the seventh Business Day following the expiry of the period provided in section 6.3(b) in accordance with the terms of the Selling Notice.
     (d) If the Purchase Response does not provide for the purchase of all of the Offered Shares at the Offer Price then the Offeror shall have the right within 60 days following the expiration of the time period specified in section 6.3(b), to enter into an agreement for the sale to any other person(s) the Offered Shares at a price not less than the Offer Price (and otherwise on the same terms as provided in the Selling Notice); provided that the Offeror may not sell less than all of the Offered Shares except in one or more transactions that are completed contemporaneously resulting in the sale of all of the Offered Shares to third parties. If the

Offeror has not sold all of the Offered Shares to one or more such Persons within the time period specified in this section 6.3(d), the provisions of section 6.3 shall once again apply with respect to the Offered Shares that were not sold.
ARTICLE 7
CONDITIONS OF CLOSING
7.1 Conditions of Closing in Favour of the Purchaser.
          The sale and purchase of the Purchased Shares (the “Closing”) is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be fulfilled or performed at or prior to the Time of Closing:
     (a) Representations and Warranties. The representations and warranties of the Vendors contained in this Agreement shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time;
     (b) Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendors at or before the Time of Closing shall have been complied with or performed; and
     (c) No Action or Proceeding. No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Shares contemplated hereby.
          If any of the conditions contained in this section 7.1 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Purchaser, acting reasonably, the Purchaser may, by notice to the Vendors, terminate this Agreement and the obligations of the Vendors and the Purchaser under this Agreement other than the obligations contained in sections 9.2 and 9.3 shall be terminated. Any such condition may be waived in whole or in part by the Purchaser without prejudice to any claims it may have for breach of covenant, representation or warranty.
7.2 Conditions of Closing in Favour of the Vendors.
          The purchase and sale of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Vendors, to be fulfilled or performed at or prior to the Time of Closing:
     (a) Representations and Warranties. The representations and warranties of the Purchase and Guarantor contained in this Agreement shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time;
     (b) Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser and the Guarantor at or before the Time of Closing shall have been complied with or performed; and

     (c) No Action or Proceeding. No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Holdco Shares contemplated hereby.
          If any of the conditions contained in this section 7.2 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Vendors, acting reasonably, the Vendors may, by notice to the Purchaser, terminate this Agreement and the obligations of the Vendors and the Purchaser under this Agreement other than the obligations contained in sections 9.2 and 9.3 shall be terminated. Any such condition may be waived in whole or in part by the Vendors without prejudice to any claims it may have for breach of covenant, representation or warranty.
ARTICLE 8
CLOSING ARRANGEMENTS
8.1 Place of Closing.
          The Closing shall take place at the Time of Closing at the offices of Davies Ward Phillips & Vineberg LLP, counsel for the Purchaser, 44th Floor, 1 First Canadian Place, Toronto, Ontario M5X 1B1.
8.2 Transfer.
          At the Time of Closing, upon fulfilment of all the conditions set out in Article 7, the following shall occur:
     (a) the Vendors shall execute and deliver to the Purchaser all such documents, certificates and instruments and do all such other acts and things as the Purchaser may consider necessary or desirable, acting reasonably, to effectively transfer and assign the Purchased Shares to the Purchaser, with a good and marketable title, free and clear of all Encumbrances, except as contemplated by this Agreement, and to deliver possession thereof to the Purchaser;
     (b) the Purchaser shall execute, issue and deliver to Holdco:
(i)	Note A;

(ii)	Note B; and

(iii)	a pledge agreement in the form set out in Schedule D (the “Pledge Agreement”); and
     (c) the Guarantor shall execute, issue and deliver to Holdco:
(i)	the guarantee of Note A and Note B, in the form of Schedule E.
8.3 Further Assurances.
          Each party to this Agreement covenants and agrees that, from time to time subsequent to the Closing Date, it will, at the request and expense of the requesting party,

execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as any other party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.
ARTICLE 9
MISCELLANEOUS
9.1 Notices.
     (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:
(i)	if to the Vendors:
Suite 300, BCE Place
P.O. Box 762
181 Bay Street
Toronto, ON M5J 2T3 Canada

Attention:                      President
Telecopier No.:            416.363.2856
(ii)	if to the Purchaser or the Guarantor:
XSTRATA PLC
Bahnhofstrasse 2, P.O. Box 102,
CH — 6301 Zug
Switzerland
Attention:	Benny S. Levene
Chief Legal Counsel
Telecopier No.:	+4141 726 7188
          (b) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.
          (c) Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this section 9.1.

9.2 Commissions, etc.
          The Vendors agree to indemnify and save harmless the Purchaser from and against all claims, damages and expenses suffered or incurred by the Purchaser in respect of any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for or on behalf of the Vendors.
          The Purchaser agrees to indemnify and save harmless the Vendors from and against all claims, damages and expenses suffered or incurred by the Vendors in respect of any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for or on behalf of the Purchaser.
          Each party shall be responsible for any expenses incurred by it in connection with this Agreement.
9.3 Consultation.
          The parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby. The parties will use their respective reasonable efforts not to issue any press releases or other public statements inconsistent with the results of such consultation.
9.4 Guarantees.
          The Guarantor hereby irrevocably and unconditionally guarantees the full and timely performance of all of the obligations of the Purchaser under this Agreement.
          Brascan hereby irrevocably and unconditionally guarantees the full and timely performance of all of the obligations of Brascade and Holdco under this Agreement.
9.5 Best Efforts.
          The parties acknowledge and agree that, for all purposes of this Agreement, an obligation on the part of any party to use its best efforts to obtain any waiver, consent, approval, permit, licence or other document shall not require such party to make any payment to any person for the purpose of procuring the same, other than payments for amounts due and payable to such person, payments for incidental expenses incurred by such person and payments required by any applicable law or regulation.

9.6 Counterparts.
          This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.
          IN WITNESS WHEREOF this Agreement has been executed by the parties.

BRASCAN CORPORATION
by	Jeffrey M. Blidner
Name: Jeffrey M. Blidner
Title: Managing Partner and Chairman, Investments

BRASCADE CORPORATION
by	Jeffrey M. Blidner
Name: Jeffrey M. Blidner
Title: Managing Partner and Chairman, Investments, Brascan Corporation

6287042 CANADA LIMITED
by	Jeffrey M. Blidner
Name: Jeffrey M. Blidner
Title: Managing Partner and Chairman, Investments, Brascan Corporation

1184760 ALBERTA LTD.
by	Benny Steven Levene
Name: Benny Steven Levene
Title: Director

XSTRATA PLC
by	Benny Steven Levene
Name: Benny Steven Levene
Title: Chief Legal Counsel

SCHEDULE A
Form of Note A

PROMISSORY NOTE A

Date: August 14, 2005	Maturity Date: August 22, 2005
(the “Issue Date”)	(the “Maturity Date”)
FOR VALUE RECEIVED, 1184760 Alberta Ltd. (the “Borrower”) hereby promises to pay to or to the order of 6287042 Canada Limited (the “Lender”) the sum of U.S.$1,327,345,890, together with interest accrued thereon in the manner provided for herein.
1. Term, Maturity and Payment
          The term of this Note shall commence on the Issue Date and end on the Maturity Date. On the Maturity Date, all amounts outstanding under this Note including principal and interest shall be paid. The Maturity Date may be extended to a later date by written agreement of the Borrower and the Lender and, if so extended, the term “Maturity Date” when used in this Note shall mean such later date.
2. Interest
          Interest on the outstanding principal amount hereunder shall accrue and be calculated daily at the rate of 4% per annum from and including the Issue Date to but excluding the date on which the principal amount is paid; provided that payment must be received not later than 11 a.m. (Toronto time) on a payment date in order for payment to be considered to have been received on that day and any payment received after that time will be considered to have been received on the next business day. For this purpose, “business day” means a day, other than a Saturday or a Sunday, that chartered banks in Toronto, Ontario are generally open for the transaction of business.
3. Prepayments
          The Borrower may prepay this Note, in whole, at any time without bonus by payment in accordance with section 4 below of all of the principal amount then outstanding plus accrued and unpaid interest thereon. If the Borrower wishes to prepay this Note, it shall give notice to the Lender of its intention to do so and, within two business days, the Lender shall provide the Borrower with the wire transfer instructions referred to in section 4 below.
4. Payments
          Payment of principal and interest hereunder shall be made by the Borrower on the same date by wire transfer of immediately available funds in accordance with the instructions provided by the Lender at least two business days prior to the Maturity Date.
5. Security
          Payments on account of the principal of and interest on the principal amount under this Note shall be secured for the benefit of the Lender pursuant to the terms of the pledge agreement dated the date hereof made by the Borrower, as pledgor, in favour of the Lender, as pledgee (the “Pledge Agreement”). The holder of this Note is entitled to the benefits of the Pledge Agreement and the security referred to therein. The Lender may enforce the agreements of the Borrower contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof.
6. Events of Default
          Upon the occurrence of any one or more of the following events (each being an “Event of Default”):
(a)	if the Borrower fails to pay when due any principal or interest payable under this Note other than as a result of the failure of the Lender to provide it with wire transfer instructions within the time frame contemplated by this agreement;

(b)	if the Borrower passes a resolution or institutes proceedings for its winding-up, liquidation, or dissolution or consents to the filing of any petition with respect thereto or files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief for the benefit of its creditors under any law applicable to it or consents to the filing of any such petition or to the appointment of a receiver, receiver-manager, manager, liquidator or trustee or similar officer of itself or all or any material part of its property or makes an assignment for the benefit of creditors or is unable, or admits in writing its inability, to pay its debts as they become due or otherwise acknowledges its insolvency or is deemed for the purposes of any law applicable to it to be insolvent or voluntarily suspends transaction of its usual business or any action is taken by the Borrower in furtherance of any of the aforesaid purposes;

(c)	if any application or proposal is made with respect to the Borrower under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or any legislation seeking reorganization, readjustment, arrangement, composition or similar relief for the Borrower under any other law applicable to it, or a proceeding is instituted for the winding up, liquidation or dissolution of the Borrower or seeking an order adjudging the Borrower insolvent or the appointment of any receiver, receiver-manager, manager, liquidator or trustee of the Borrower or over all or a material part of its property or a petition in bankruptcy is presented against the Borrower under a bankruptcy or similar statute; or

(d)	if the Borrower breaches any material covenant or agreement made in this Note or in the share purchase agreement made as of the date hereof between the Borrower, the Lender and others (the “SPA”) or in any other agreement delivered pursuant to the SPA;
then, and in each and every such case, the Lender may declare the principal amount hereunder and interest accrued thereon immediately due and payable, whereupon the outstanding principal amount of this Note and any accrued and unpaid interest shall be and become immediately due and payable, unless such Event of Default shall have been waived by the Lender or unless such Event of Default shall have been cured to the satisfaction of the Lender.
7. Enurement; Assignment; Notices
          This Note shall be binding on the successors of the Borrower and the Lender and shall enure to the benefit of the successors and permitted assigns of the Lender. This Note may not be assigned by the Lender without the prior written consent of the Borrower except to a direct or indirect wholly-owned subsidiary of Brascan Corporation. Each of the Borrower and the Lender may give notices to the other at the addresses and in the manner contemplated by the SPA.
8. Amendments
          This Note may not be amended or modified, except pursuant to the written agreement of the Borrower and the Lender or, in each case, their successors and permitted assigns.
9. Severability
          Wherever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.
10. Headings
          The division of this Note into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Note.
11. Interest Act
          For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in such calendar year on which interest is stated herein to be computed. The rates of interest under this Note are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Note.
12. Governing Law
     (a) This Note shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

     (b) Any suit, action or proceeding against, arising out of or relating to this Note may be brought in a competent court of the Province of Ontario, and each of the Borrower and the Lender, by its acceptance of this Note, irrevocably and unconditionally attorns and submits to the non-exclusive jurisdiction of such courts over the subject matter of any such suit, action or proceeding. Each of the Borrower and the Lender, by its acceptance of this Note, irrevocably waives and agrees not to raise any objection it might now or hereafter have to any such suit, action or proceeding in any such court including any objection that the place where such court is located is an inconvenient forum or that there is any other suit, action or proceeding in any other place relating in whole or in part to the same subject matter.
     IN WITNESS WHEREOF the Borrower has duly executed this Note this 14th day of August, 2005.

1184760 ALBERTA LTD.

by

Name:
Title:

SCHEDULE B
Form of Note B

PROMISSORY NOTE B

Date: August 14, 2005	Maturity Date: September 15, 2005
(the “Issue Date”)	(the “Maturity Date”)
FOR VALUE RECEIVED, 1184760 Alberta Ltd. (the “Borrower”) hereby promises to pay to or to the order of 6287042 Canada Limited (the “Lender”) the sum of U.S.$375,000,000, together with interest accrued thereon in the manner provided for herein.
1. Term, Maturity and Payment
          The term of this Note shall commence on the Issue Date and end on the Maturity Date. On the Maturity Date, all amounts outstanding under this Note including principal and interest shall be paid. The Maturity Date may be extended to a later date by written agreement of the Borrower and the Lender and, if so extended, the term “Maturity Date” when used in this Note shall mean such later date. If the Debenture referred to in section 4 below is not issued to the Lender on or before September 15, 2005, then the Maturity Date shall be automatically extended, without further formality, to October 6, 2005 and, if so extended, the term “Maturity Date” when used in this Note shall mean such later date, subject to any agreement by the Borrower and the Lender to further extend the Maturity Date pursuant to the preceding sentence.
2. Interest
          Interest on the outstanding principal amount hereunder shall accrue and be calculated daily at the rate of 4% per annum from and including the Issue Date to but excluding the date on which the principal amount is paid.
3. Prepayments
          The Borrower may prepay this Note, in whole, at any time without bonus by payment in accordance with section 4 below of all of the principal amount then outstanding plus accrued and unpaid interest thereon. If the Borrower wishes to prepay this Note, it shall give notice to the Lender of its intention to do so and, within two business days, the Lender shall provide the Borrower with the wire transfer instructions referred to in section 4 below.
4. Payments
          By its acceptance of this Note, the Lender agrees that (i) upon the issue in accordance with the Subscription Agreement (as defined in the SPA referred to below) to the Lender on or before the Maturity Date of a guaranteed convertible debenture (the “Debenture”) of Xstrata Capital Corporation A.V.V. (“XCC”) or (ii) upon the issue in accordance with a Substitute Subscription Agreement (as defined in the SPA) of a guaranteed convertible debenture (the “Substitute Debenture”) of a direct or indirect wholly-owned subsidiary of Xstrata plc (the “Guarantor”) other than XCC (the “Substitute Issuer”) in the aggregate paid up amount of U.S.$375,000,000 having the terms set out in the term sheet attached as Schedule C to the share purchase agreement (the “SPA”) made as of the 14th day of August, 2005 between Brascan Corporation (“Brascan”), Brascade Corporation (“Brascade”), the Lender, the Borrower and the

Guarantor, subject to such modifications as Brascan, Brascade, the Lender and the Guarantor may agree, acting reasonably, payment of the principal amount of this Note shall be deemed to have been made in full. The Borrower acknowledges the direction of the Lender in section 2.3(a) of the SPA to pay to XCC the principal amount of this Note (but for greater certainty not the interest) in full satisfaction of the subscription price payable by the Lender to XCC for the Debenture and the direction of the Lender in section 2.3(d) of the SPA to pay to the Substitute Issuer the principal amount of this Note (but for greater certainty not the interest) if, in accordance with the SPA, the Substitute Issuer issues the Substitute Debenture in full satisfaction of the subscription price payable by the Lender to the Substitute Issuer for the Substitute Debenture. If the Borrower is unable to deliver either the Debenture or the Substitute Debenture to the Lender on or prior to the Maturity Date (for certainty as the same may have been extended pursuant to section 1 above) for any reason (a “Debenture Delivery Breach”), then payment of the principal amount of this Note and accrued interest shall be made by wire transfer of immediately available funds not later than two business days following a written demand therefor by the Lender, which written demand will include wire transfer instructions (to the extent not previously provided by the Lender). Notwithstanding the foregoing, the acceptance by the Lender of payment by wire transfer of immediately available funds in circumstances of a Debenture Delivery Breach shall be without prejudice to any other remedies that the Lender may have hereunder or under the Subscription Agreement, the SPA or any other agreement contemplated by the SPA in connection with the failure by the Guarantor, XCC or a Substitute Issuer to deliver or cause to be delivered the Debenture or a Substitute Debenture. Payment of interest hereunder shall be made by the Borrower on the same date as payment of the principal is made by wire transfer of immediately available funds in accordance with the instructions provided by the Lender at least two business days prior to the Maturity Date.
5. Security
          Payments on account of the principal of and interest on the principal amount under this Note shall be secured for the benefit of the Lender pursuant to the terms of the pledge agreement dated the date hereof made by the Borrower, as pledgor, in favour of the Lender, as pledgee (the “Pledge Agreement”). The holder of this Note is entitled to the benefits of the Pledge Agreement and the security referred to therein. The Lender may enforce the agreements of the Borrower contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof.
6. Events of Default
          Upon the occurrence of any one or more of the following events (each being an “Event of Default”):
(a)	if the Borrower fails to pay when due any principal or interest payable under this Note other than as a result of the failure of the Lender to provide it with wire transfer instructions within the time frame contemplated by this Note;

(b)	if the Borrower passes a resolution or institutes proceedings for its winding-up, liquidation, or dissolution or consents to the filing of any petition with respect thereto or files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief for the benefit of its creditors under any law applicable to it or consents to the filing of any such petition or to the appointment of a receiver, receiver-manager, manager, liquidator or trustee or similar officer of itself or all or any material part of its property or makes an assignment for the benefit of creditors or is unable, or admits in writing its inability, to pay its debts as they become due or otherwise acknowledges its insolvency or is deemed for the purposes of any law applicable to it to be insolvent or voluntarily suspends transaction of its usual business or any action is taken by the Borrower in furtherance of any of the aforesaid purposes;

(c)	if any application or proposal is made with respect to the Borrower under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or any legislation seeking reorganization, readjustment, arrangement, composition or similar relief for the Borrower under any other law applicable to it, or a proceeding is instituted for the winding up, liquidation or dissolution of the Borrower or seeking an order adjudging the Borrower insolvent or the appointment of any receiver, receiver-manager, manager, liquidator or trustee of the Borrower or over all or a material part of its property or a petition in bankruptcy is presented against the Borrower under a bankruptcy or similar statute; or

(d)	if the Borrower breaches any material covenant or agreement made in this Note, the SPA, the Subscription Agreement or any other agreement delivered pursuant to the SPA;
then, and in each and every such case, the Lender may declare the principal amount hereunder and interest accrued thereon immediately due and payable, whereupon the outstanding principal amount of this Note and any accrued and unpaid interest shall be and become immediately due and payable, unless such Event of Default shall have been waived by the Lender or unless such Event of Default shall have been cured to the satisfaction of the Lender.
7. Enurement; Assignment; Notices
          This Note shall be binding on the successors of the Borrower and the Lender and shall enure to the benefit of the successors and permitted assigns of the Lender. This Note may not be assigned by the Lender without the prior written consent of the Borrower except to a direct or indirect wholly-owned subsidiary of Brascan and provided that the Lender may direct, prior to the Maturity Date, that the Debenture or, if applicable, the Substitute Debenture be issued in the name of a direct or indirect wholly-owned subsidiary of Brascan. Each of the Borrower and the Lender may give notices to the other at the addresses and in the manner contemplated by the SPA.
8. Amendments
          This Note may not be amended or modified, except pursuant to the written agreement of the Borrower and the Lender or, in each case, their successors and permitted assigns.

9. Severability
          Wherever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.
10. Headings
          The division of this Note into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Note.
11. Interest Act
          For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in such calendar year on which interest is stated herein to be computed. The rates of interest under this Note are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Note.
12. Governing Law
     (a) This Note shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
     (b) Any suit, action or proceeding against, arising out of or relating to this Note may be brought in a competent court of the Province of Ontario, and each of the Borrower and the Lender, by its acceptance of this Note, irrevocably and unconditionally attorns and submits to the non-exclusive jurisdiction of such courts over the subject matter of any such suit, action or proceeding. Each of the Borrower and the Lender, by its acceptance of this Note, irrevocably waives and agrees not to raise any objection it might now or hereafter have to any such suit, action or proceeding in any such court including any objection that the place where such court is located is an inconvenient forum or that there is any other suit, action or proceeding in any other place relating in whole or in part to the same subject matter.

IN WITNESS WHEREOF the Borrower has duly executed this Note this 14th day of August, 2005.

1184760 ALBERTA LTD.

by

Name:
Title:

SCHEDULE C
Debenture Terms Sheet
Xstrata Capital Corporation A.V.V. US$375,000,000 4.00% guaranteed convertible debenture due 2017 convertible into 4.00% exchangeable redeemable preference shares of Xstrata Capital Corporation A.V.V. which are guaranteed by, and will be exchangeable immediately upon issuance for, ordinary shares in Xstrata plc
Term sheet

Issuer:	Xstrata Capital Corporation A.V.V. (“XCC” or the “Issuer”)

Guarantor:	Xstrata plc

Underlying shares:
Debenture convertible into 4.00% exchangeable redeemable preference shares of XCC which will be exchangeable immediately upon issuance for ordinary shares of US$0.50 in the capital of Xstrata plc (“Shares”)

Number of underlying shares:
12,100,333 Shares at the initial exchange price and based upon a US$1.809:£1.00 fixed exchange rate, subject to adjustment in accordance with the anti-dilution provisions of the Debenture referred to below

Currency:	US$

Issue size:	US$375,000,000

Status:
The Debenture and the Guarantee constitute direct, unconditional, unsubordinated and (subject to the provisions of the negative pledge (as referred to below)) unsecured obligations of XCC and the Guarantor, respectively, and (subject as aforesaid and save for certain obligations required to be preferred by law) will rank equally with all other present and future unsecured and unsubordinated obligations of XCC and the Guarantor, respectively, from time to time outstanding

Rating:	The Debenture will not be rated. Xstrata plc is currently rated BBB+

Maturity:	14 August 2017 (the “Maturity Date”)

Issue Price:	100%

Interest:	4.00% of the par value of the Debenture payable semi-annually in arrear with the first interest payment date being the date that is 6 months after the Closing Date

Redemption price at maturity:	100% of the par value of the Debenture

Exchange price:
£17.1315 (the “Exchange Price”), which is a 35% premium to the closing price quoted for a Share as derived from the Daily Official List of the London Stock Exchange on 11 August 2005 (£12.69), subject to adjustment as set out below

Conversion period:	From 14 August 2006 until the fourteenth calendar day prior to the Maturity Date (both dates inclusive)

Early redemption option of XCC:	Callable on or after 14 August 2010 at par plus accrued interest

Issuer tax call:	No Issuer tax call or gross up

Events of default:	To follow the events of default in XCC’s existing US$600,000,000 3.95 per cent. Guaranteed Convertible Bonds due 2010 (the “Existing Convertibles”)

Cross-acceleration:	US$50,000,000 or its equivalent in other currencies

Anti-dilution provisions:	To follow the anti-dilution provisions in the Existing Convertibles

Extraordinary dividend protection:
To follow the extraordinary dividend protection in the Existing Convertibles other than the definition of “C” in the formula which will be amended to refer to an amount of US$171,000,000 rather than US$126,000,000

Takeover protection:
To follow the takeover protection in the Existing Convertibles with amendments to permit an independent financial adviser to calculate the theoretical value of the Debenture at anytime when there are no Existing Convertibles outstanding

Negative pledge:	To follow the negative pledge in the Existing Convertibles

Form:	Definitive registered

Transfer:	Non-transferable until 15 February 2006

Governing law:	English

Listing:
Unlisted but, if requested by the holder of the Debenture, XCC and the Guarantor agree to use all reasonable endeavours to obtain a quotation for, or listing of the Debenture (or bonds or debentures identical in all material respects to the Debenture issued in substitution for the Debenture) as soon as reasonably practicable following 14 August 2006 on such stock exchange or competent listing authority in Europe as is commonly used for the quotation or listing of equity-linked debt securities as they may determine

Closing date and settlement:	15 September 2005 or such other date (not being later than 6 October 2005) as Brascan and the Guarantor may agree (the “Closing Date”)
Note: The above terms will be included in a form of debenture, which, so far as possible, will otherwise contain the same terms and conditions as the Existing Convertibles.

SCHEDULE D
Form of Pledge Agreement

SHARE PLEDGE AGREEMENT
TO:                    6287042 CANADA LIMITED
     WHEREAS 1184760 Alberta Ltd. (the “Pledgor”) has as of the date hereof issued the Notes in favour of 6287042 Canada Limited (“Holdco”);
     AND WHEREAS as continuing collateral security for its obligations under or in connection with the Notes, the Pledgor has agreed to pledge to Holdco certain shares of Falconbridge Limited (“Falconbridge”) as more particularly described herein;
     AND WHEREAS the Pledgor has agreed to enter into this agreement in order to more specifically set out the term of its pledge of such shares to Holdco;
     NOW, THEREFORE, for good and valuable consideration, the Pledgor hereby covenants to and for the benefit of Holdco as follows:
ARTICLE 1
INTERPRETATION
1.1 Defined Terms.
               In this Agreement or any amendment to this Agreement the following terms shall have the following meanings:
“Agreement” means this agreement, including the recitals and schedule hereto;
“Event of Default” means (i) the occurrence of an “Event of Default” under either or both of the Notes as such term is defined in the Notes; or (ii) a breach by the Pledgor of any of its duties or obligations under or in respect of this Agreement;
“First Cancelled Note” means the first of the Notes to be cancelled by Holdco;
“First Released Shares” means, (i) if the First Cancelled Note is Note A, 57,009,506 of the Pledged Shares, or (ii) if the First Cancelled Note is Note B, 16,106,250 of the Pledged Shares;
“Note A” means the promissory note of the Pledgor in favour Holdco dated the date hereof in the principal amount of U.S.$1,327,345,890, as such promissory note may be amended, supplemented, restated or replaced from time to time;
“Note B” means the promissory note of the Pledgor in favour Holdco dated the date hereof in the principal amount of U.S.$375,000,000, as such promissory note may be amended, supplemented, restated or replaced from time to time;

“Notes” means, collectively, Note A and Note B;
“Obligations” means all obligations (monetary or otherwise) of the Pledgor which arise out of or in connection with the Notes.
“Remaining Collateral” means that portion of the Collateral that is not released pursuant to Section 7.1(i);
“Second Cancelled Note” means whichever of the Notes is not the First Cancelled Note;
1.2 Other Usages.
     References to “this Agreement”, “hereof”, “herein”, and like references refer to this Share Pledge Agreement, as amended, modified, supplemented or replaced from time to time, and not to any particular Article, section or other subdivision of this Agreement.
1.3 Plural and Singular.
     Where the context so requires, words importing the singular number shall include the plural and vice versa.
1.4 Headings.
     The insertion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation of this Agreement.
1.5 Applicable Law.
     This Agreement and all documents delivered pursuant hereto shall be deemed to be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
1.6 Time of the Essence.
     Time shall in all aspects be of the essence of this Agreement, and no extension or variation of this Agreement or any obligation hereunder shall operate as a waiver of this provision.
ARTICLE 2
PLEDGE OF SHARES
2.1 Pledge of Shares.
     The Pledgor hereby pledges, assigns and transfers to Holdco and grants to Holdco a security interest in 73,115,756 common shares in the capital stock of Falconbridge (the “Pledged Shares”), together with all renewals thereof, substitutions therefor and accretions thereto and all income and other proceeds therefrom (all such securities, renewals thereof, substitutions therefor, accretions thereto and income therefrom herein collectively called the

“Collateral”) and agrees that such Collateral and any further Collateral which is hereafter deposited in pledge with Holdco or any agent or nominee of Holdco (a “Nominee”) shall be held for the benefit of Holdco as continuing collateral security for the due payment and performance of the Obligations.
2.2 Possession of Collateral.
(i)	Holdco acknowledges that as of the date hereof the Pledged Shares have been deposited in uncertificated form with CIBC Mellon Trust Company in the name of Holdco. All other certificates deposited pursuant to this Agreement shall, unless all necessary consents and approvals are obtained, not contain any reference to restrictions on the transfer of the shares represented thereby and shall be duly endorsed in blank for transfer. All securities constituting part of the Collateral shall, forthwith upon the reasonable request of Holdco, be registered in the name of Holdco or its Nominee. If deposited with the Nominee, the Nominee shall hold the Collateral as agent of Holdco for all purposes whatsoever in accordance with the terms of this Pledge Agreement and shall hold the Collateral for and on behalf of Holdco in the same manner and with the same effect as if Holdco held the Collateral itself. It is hereby understood and agreed that the responsibility of Holdco and any Nominee hereunder is limited to exercising with regard to the Collateral the same degree of care which any of them gives to its valuable property at the branch or office at which the Collateral is held.

(ii)	If the Pledged Shares are now or at any time hereafter become evidenced, in whole or in part, by uncertificated securities registered or recorded in the name of the Pledgor in records maintained by or on behalf of Falconbridge, the Pledgor shall cause Holdco’s security interest to be entered in such records.
2.3 Attachment of Security Interest.
     The parties hereby acknowledge their mutual intention that the security interest created by this Agreement is to attach, upon the execution of this Agreement by Pledgor and that value has been given and that the Pledgor has rights in the Collateral as of the date hereof.
ARTICLE 3
REMEDIES
3.1 Sale of Collateral.
     Upon the occurrence and during the continuance of an Event of Default, Holdco, in addition to exercising all other rights and remedies to which it may be entitled at law or hereunder, including, and without restricting the generality thereof is authorized to realize on the Collateral without further notice (other than as may be required by law) to any party whomsoever, and Holdco may also sell the Collateral by private sale or otherwise.

3.2 Sale Procedures.
     At any sale pursuant to Section 3.1, Holdco is authorized, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of any of the Collateral. Holdco shall have the right to deliver, assign and transfer to the purchaser, or purchasers, the Collateral or any part thereof and the Collateral may be sold in one lot or in separate units, or may be combined with other capital stock of the Pledgor pledged to Holdco, in the discretion of Holdco. Holdco may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may without further notice be made at any time or place to which the same may be so adjourned.
3.3 No Obligation to Pursue Other Collateral or Pledgors.
     Before realizing on the Collateral, Holdco shall not be required to exercise or exhaust its recourses against the Pledgor or any other person, and Holdco shall not be required to realize any other security.
3.4 Application of Proceeds.
     Any sum collected by Holdco on the Collateral or the proceeds of their realization may be held as additional collateral security for or may be applied, at the discretion of Holdco to the payment of any of the Obligations. The reasonable costs of Holdco incurred in protecting and realizing upon the Collateral shall be added to and included in the Obligations. Any surplus of cash or cash proceeds held by or on the behalf of Holdco and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.
3.5 Compromises.
     Holdco may grant discharges, settle by compromise, renounce rights or grant extensions with respect to the Collateral. It may also settle by compromise with the Pledgor and grant any Person extensions without affecting its other rights hereunder.
3.6 Exclusion from Liability.
     In realizing upon the Collateral, Holdco shall not be responsible for any loss occasioned by any sale or other realization thereof or for the failure to sell or otherwise dispose of the Collateral, except claims, losses or liabilities resulting from Holdco’s bad faith, negligence or wilful misconduct.
ARTICLE 4
WARRANTIES; FURTHER ASSURANCES
4.1 Warranties with Respect to Collateral.
     The Pledgor warrants to Holdco that:

(a)	the Pledgor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any lien, claim, option or right of others;

(b)	no effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Pledgor or any trade name of such pledgor as debtor is on file in any recording office, except such as may have been filed in favor of Holdco relating to the Notes or this Agreement;

(c)	this Agreement creates in favor of Holdco a valid security interest in the Collateral granted by the Pledgor, securing the payment of the Obligations;

(d)	the Pledgor is a corporation duly organized, validly existing and in good standing under the laws of Alberta;

(e)	the execution and delivery by the Pledgor of this Agreement and the performance by it of its obligations hereunder are within the corporate powers of the Pledgor, have been duly authorized by all necessary corporate action (including any necessary shareholder action), and do not and will not contravene the terms of any of the constating of the Pledgor, conflict with or result in a breach or contravention of, or the creation of any lien under, any document evidencing any material contractual obligation to which the Pledgor is a party or any order, injunction, writ or decree of any governmental authority to which the Pledgor or any of is properties are subject, or violate any applicable law;

(f)	no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Pledgor of this Agreement; and

(g)	this Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
4.2 Further Assurances.
     (a) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will promptly take all further action that may be necessary, or that Holdco may reasonably request, in order to perfect and protect any pledge or security interest granted by the Pledgor hereunder or to enable Holdco to exercise and enforce its rights and remedies hereunder with respect to any Collateral of the Pledgor.
     (b) Without limiting the generality of Section 4.2(a), the Pledgor will, with respect to the Collateral: (i) promptly execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be commercially reasonable, or as Holdco may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by the Pledgor hereunder; and (ii) deliver to Holdco evidence that other commercially reasonable actions that Holdco may request in order to perfect and protect the security interest granted or purported to be granted by the Pledgor under this Agreement have been taken.
     (c) The Pledgor hereby authorizes Holdco to file one or more financing or continuation statements, and amendments thereto, indicating that such financing statements cover the Collateral. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. The Pledgor ratifies its authorization for Holdco to have filed any such financing statements, continuation statements or amendments filed prior to the date hereof.
ARTICLE 5
COVENANTS
5.1 No Disposal.
     The Pledgor shall not, without the prior written consent of Holdco, sell, exchange, release or abandon or otherwise dispose of, absolutely or by way of security, any of its right, title or interest in and to Pledged Shares until such time as Holdco’s security interest in such Pledged Shares is released pursuant to the terms of this Agreement.
ARTICLE 6
RIGHTS OF PLEDGOR
6.1 Voting and Dividends.
(i)	Until the security interest granted hereunder has become enforceable, the Pledgor shall be entitled to vote the Pledged Shares and to receive all cash dividends. Whenever the security interest has become enforceable, all rights of the Pledgor to vote or to receive dividends shall cease and all such rights shall become vested solely and absolutely in Holdco.

(ii)	Any dividends received by the Pledgor contrary to 6.1(i) or any other moneys or property which may be received by the Pledgor at any time for, or in respect of, the Pledged Shares contrary to this Agreement shall be received as trustee for Holdco and shall be immediately paid over to Holdco.
ARTICLE 7
GENERAL CONTRACT PROVISIONS
7.1 Termination.
(i)	Upon the full indefeasible payment and performance of the Obligations under the First Cancelled Note, the pledge and security interest in the First Released Shares and all renewals thereof, substitutions therefor and accretions thereto and all income and other proceeds therefrom (the “Released Collateral”) shall terminate and all rights to the Released Collateral shall revert to the Pledgor.
(ii)	The termination of Holdco’s security interest in the Released Collateral shall in no way affect, release or discharge Holdco’s security interest in the Remaining Collateral, which shall continue until termination pursuant to Section 7.1(iii).

(iii)	Upon the full indefeasible payment and performance of the Obligations under the Second Cancelled Note and the cancellation of the Second Cancelled Note, the pledge and security interest in the Remaining Collateral shall terminate and all rights to the Remaining Collateral shall revert to the Pledgor.

(iv)	Upon any such termination pursuant to this Section 7.1, Holdco will, at the Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.
7.2 Severability.
     Any provision hereof which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
7.3 Non Merger, Etc.
     This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect unless and until its termination in accordance with Section 7.1. The security interest granted hereunder is in addition to and not in substitution for any other security held by Holdco and shall not operate as a merger of any simple contract debt or suspend the fulfilment of, or affect the rights, remedies and powers of Holdco in respect of the said indebtedness and the said obligations or any other security held by Holdco. All claims, present or future, of the Pledgor against any person liable upon or for payment of any of the securities constituting part of the Collateral are hereby assigned to Holdco.
7.4 Execution in Counterparts.
     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or by e-mail of a scanned copy shall be effective as delivery of an original executed counterpart of this Agreement.
7.5 Power of Attorney.
     The Pledgor hereby irrevocably nominates and constitutes each of Holdco and the Nominee, with full power of substitution, its true and lawful attorney and agent, with full power and authority, in its name, place and stead, to sign and deliver all such deeds, documents, certificates, agreements and written instruments and to take all such action as may, in the opinion of Holdco, be reasonably necessary for the purpose of better assuring to Holdco, perfecting or enforcing the security constituted. The power of attorney hereby granted is coupled with an interest, is irrevocable and is executed under seal and shall extend to successors and assigns of the Pledgor. The Pledgor agrees to be bound by any representations and actions made or taken in good faith by Holdco pursuant to this power of attorney in accordance with the terms thereof and hereby waives any and all defences which may be available to it to contest, negate or disaffirm the actions of Holdco taken in good faith under this power of attorney.
7.6 Assignment.
(i)	Holdco may at any time assign or transfer this Agreement, any of its rights hereunder or any part thereof to a direct or indirect wholly-owned subsidiary of Brascan Corporation without the consent of the Pledgor.

(ii)	Holdco may not assign or transfer this Agreement, any of its rights hereunder or any part thereof (other than to a direct or indirect wholly-owned subsidiary of Brascan Corporation) without the prior written consent of the Pledgor.
7.7 Successors and Assigns.
     This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.
7.8 Taxes.
     All payments to be made by the Pledgor to any person hereunder shall be made free and clear of, and without deduction for or on account of, tax unless the Pledgor is required by law to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by the Pledgor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.
7.9 Judgment Currency.
     The Pledgor hereby agrees that if, in the event that a judgment is given in relation to any sum due to Holdco hereunder, such judgment is given in a currency (the “Judgment Currency”) other than that in which such sum was originally denominated (the “Original Currency”), the Pledgor agrees to indemnify Holdco, to the extent that the amount of the Original Currency which could have been purchased by Holdco in accordance with normal banking procedures on the business day following receipt of such sum is less than the sum which could have been so purchased by Holdco had such purchase been made on the day on which such judgment was given or, if such day is not a business day, on the business day immediately preceding the giving of such judgment.

7.10 Attornment.
     The Pledgor hereby irrevocably:
(a)	agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement (hereinafter referred to as a “Proceeding”) may be brought in the courts of the Province of Ontario (the “Ontario Courts”), which courts shall have non-exclusive jurisdiction;

(b)	consents to the jurisdiction of the Ontario Courts in any Proceeding and consents to the giving of any relief or the issue of any process in connection with any Proceeding, including, without limitation, the making, enforcement or execution against any property or assets of any order or judgment which may be given in any Proceeding;

(c)	waives, to the extent permitted by law, any objection to the jurisdiction of the Ontario Courts on the grounds of venue or forum non conveniens or on any similar grounds and agrees that a judgment in any Proceeding brought in any Ontario Court or in any other court of competent jurisdiction shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction; and

(d)	subject to applicable laws, consents to service of process by registered mail or in any other manner permitted by the law of the jurisdiction in which the suit, action or other legal proceeding has been commenced;
[Signature Page Follows]

     IN WITNESS WHEREOF, the Pledgor has executed this Agreement as of the 14th day of August, 2005.

1184760 ALBERTA LTD.
By:

I have the authority to bind the
Corporation

Signature Page to
AlbertaCo Share Pledge Agreement

SCHEDULE E
Form of Guarantee

GUARANTEE
     THIS GUARANTEE is made the 14th day of August, 2005 by XSTRATA PLC a corporation incorporated under the laws of the United Kingdom (the “Guarantor”), having a place of business at Bahnhofstrasse 2, CH – 6301 Zug, Switzerland, to and in favour of 6287042 Canada Limited, a corporation incorporated under the laws of Canada (the “Vendor”);
     WHEREAS 1184760 Alberta Ltd. (the “Purchaser”) has this day purchased from the Vendor 73,115,756 common shares (the “Subject Shares”) of Falconbridge Limited pursuant to an agreement (the “Share Purchase Agreement”) made as of the 14th day of August, 2005 between the Vendor, Brascade Corporation, Brascan Corporation, the Guarantor and the Purchaser, for a purchase price (the “Purchase Price”) that was satisfied by the delivery to the Vendor of (i) a promissory note in the principal amount of US$375,000,000, and (ii) a promissory note in the principal amount of US$1,327,345,890 (collectively, the “Notes”);
     AND WHEREAS it is a condition of the closing of the purchase and sale of the Subject Shares pursuant to the Share Purchase Agreement that the Guarantor execute and deliver this Guarantee;
     NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the sum of $1 and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantor agrees with the Vendor as follows:
1.	Guaranteed Obligations
     The Guarantor irrevocably and unconditionally:
(a) guarantees to the Vendor the due and punctual payment, observance and performance by the Purchaser of all of the Purchaser’s liabilities and obligations to the Vendor, whether present or future, express or implied, actual or contingent, under or arising out of the Notes, including any liability or obligation to pay damages or other compensation for any breach of any provision of the Notes by the Purchaser;
(b) undertakes that, if the Purchaser fails to pay in full and on time any amount due under or in connection with the Notes, the Guarantor will immediately on demand pay that amount as if it were the principal obligor; and
(c) agrees to indemnify the Vendor on demand against each loss, liability and cost which the Vendor incurs as a result of:
(i)	the Purchaser’s failure to perform in full and on time its obligations under or arising out of the Notes; or

(ii)	any of the obligations (or purported obligations) of the Purchaser under the Notes being or becoming void, voidable or unenforceable.

2.	No Exhaustion of Remedies
The Vendor shall not be bound to exhaust its recourse against the Purchaser or any other persons or to realize on any securities it may hold in respect of the Notes before being entitled to payment from the Guarantor under this agreement. For greater certainty, the Vendor shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of the Guarantor under this agreement:
(a) to make any demand of the Purchaser;
(b) to enforce or seek to enforce any claim, right or remedy against the Purchaser or any other person;
(c) to make or file any claim or proof in connection with the insolvency of the Purchaser or any other person; or
(d) to take any action or obtain judgment in any court against the Purchaser or any other person.
3.	Payment on Demand
     If the Purchaser defaults in the payment of the Notes or either of them when due, the Vendor will be entitled to make demand upon the Guarantor for the payment of the Notes. The Guarantor will make payment to the Vendor of the principal and the interest owing on the Notes forthwith after such demand is made to the Guarantor and such demand shall be conclusively deemed to have been effectually made and given when an envelope containing such demand, addressed to the Guarantor, is delivered to the attention of the Guarantor at the address of the Guarantor set forth in this agreement or at such other address as the Guarantor may from time to time designate to the Vendor in writing.
4.	Liability Absolute
     The liability of the Guarantor shall be absolute and unconditional irrespective of:
     (a) any defence, counterclaim or right of set-off available to the Purchaser;
     (c) any change in the name, constating documents or by-laws of the Purchaser;
     (d) any amalgamation, merger or re-organization of the Purchaser;
     (e) the insolvency or incapacity of, the Purchaser, the Guarantor or any other person;
     (f) any invalidity, illegality, unenforceability, irregularity or frustration in any respect of any of the liabilities or obligations referred to in the Notes; and
     (g) any other act, omission, event or circumstances which, but for this provision, might operate to prejudice or otherwise affect the liability of the Guarantor under this Agreement or any of the rights, powers or remedies conferred upon the Vendor under this agreement or by law.
5.	Dealings by Vendor
     The Vendor may, without giving notice to or obtaining the consent of the Guarantor, grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, whether full, partial, conditional or otherwise, perfect or fail to perfect any securities, release any undertaking, property or assets charged by any securities to third parties and otherwise deal or fail to deal with the Purchaser and others (including, without limitation, any other guarantors) and securities, hold any moneys received from the Purchaser and others or from any securities, apply such moneys against such part of the obligations of the Purchaser under the Notes and change any such application in whole or in part from time to time, all as the Vendor may see fit, without prejudice to or in any way discharging or diminishing the liability of the Guarantor and no loss of or in respect of any securities received by the Vendor from the Purchaser or any other persons, whether occasioned through the fault of the Vendor or otherwise, shall in any way discharge or diminish the liability of the Guarantor.
6.	Limitations on the Guarantor
     The Guarantor agrees that while any amounts are or may be owed by the Purchaser under the Notes, the Guarantor will not exercise any rights which the Guarantor may at any time have by reason of performance by it of its obligations under this agreement:
(a)	to be indemnified by the Purchaser;

(b)	to take the benefit (in whole or in part) and whether by way of subrogation or otherwise of any rights of the Vendor under the Notes or of any other security taken in connection with the Notes by the Vendor; or

(c)	to claim or prove in a liquidation or other insolvency proceedings of the Purchaser or any co-surety in competition with the Vendor.

7.	Termination of Guarantee
     This Guarantee shall terminate and have no further force or effect upon the satisfaction of the obligations of the Purchaser under the Notes.
8.	No Rights of Set-Off
     All amounts payable by the Guarantor shall be paid without set-off or counterclaim.
9.	Entire Agreement
     There are no representations, conditions, agreements or understandings with respect to this agreement or affecting the liability of the Guarantor other than as set forth or referred to in this agreement.

10.	Successors and Assigns
     This agreement shall enure to the benefit of and be binding upon the respective heirs, legal representatives, successors and permitted assigns of the Guarantor and the Vendor.
11.	Governing law
     This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

XSTRATA PLC

Per:

Name:
Title:

SCHEDULE F
Form of Subscription Agreement

Agreed Form
THIS AGREEMENT is made on 15th August 2005
Between:
(1)	XSTRATA CAPITAL CORPORATION A.V.V., a company incorporated with limited liability in Aruba under registered number 13174.0 (the Issuer);

(2)	XSTRATA PLC, a company incorporated with limited liability in England and Wales under registered number 4345939 (the Guarantor); and

(3)	6287042 CANADA LIMITED, a corporation incorporated under the laws of Canada (the Purchaser).
Whereas:
(A) The Issuer proposes to issue a 4.00 per cent. guaranteed convertible debenture due 2017 in the aggregate paid-up amount of US$375,000,000 (the Debenture). The Debenture will be issued in registered form only without coupons and will be represented upon issue by a single definitive registered debenture (the Definitive Debenture) in a form described in Recital (C). The Debenture will be offered without being registered under the Securities Act in reliance on Regulation S. The Debenture has not been and will not be qualified for sale under the securities laws of any province or territory of Canada. The Debenture is not being offered and may not be offered or sold, directly or indirectly, in Canada or to or for the account of any resident of Canada except pursuant to applicable exemptions.
(B) The Debenture will carry the right to convert into fully-paid 4.00 per cent. exchangeable redeemable preference shares in the Issuer (the Preference Shares), which will be exchanged immediately upon issuance for fully-paid ordinary shares currently of US$0.50 each in the capital of the Guarantor (the Ordinary Shares). Payments and other obligations of the Issuer under the Debenture will be guaranteed pursuant to a guarantee in the same form mutatis mutandis as the guarantee contained in a Trust Deed made between the Issuer (1) the Guarantor (2) and Law Debenture Trustees Limited (3) dated 15 August 2003 in connection with the Existing Convertibles expected to be dated the Closing Date (the Guarantee). The Guarantor will procure the fulfilment of the conversion rights and the share exchange rights pursuant to a deed poll in the same form mutatis mutandis as the Deed Poll executed by the Guarantor dated 15 August 2003 in connection with the Existing Convertibles expected to be dated the Closing Date (the Deed Poll).
(C) Payments in respect of the Preference Shares will also be guaranteed pursuant to the Deed Poll by the Guarantor. The terms and conditions of the Preference Shares will be contained in the articles of association of the Issuer and the resolution of the managing director of the Issuer expected to be passed on or before the Closing Date and expected to be adopted by the shareholders of the Issuer on or before the Closing Date (together, the Articles of the Issuer). The form and terms and conditions of the Debenture (the Terms and Conditions) will be set out in full in the Definitive Debenture and will reflect the principal terms contained in the term sheet set out in Schedule C to the Share Purchase Agreement and, subject thereto, and mutatis mutandis contain the Terms and Conditions and other provisions applicable to the Existing Convertibles.
     (D) The Purchaser has agreed to subscribe for the Debenture upon the terms, and subject to the conditions, contained in this Agreement.
Now it is hereby agreed as follows:
1. Definitions and interpretation
1.1 Each word and expression used in this Agreement (including in the Recitals and Schedules to it), except insofar as the context requires otherwise or unless defined elsewhere in this Agreement, has the meaning given to it in Schedule 1.
1.2 This Agreement (and the Recitals and Schedules to it) is to be construed and interpreted in accordance with Schedule 1.
2. Issue and subscription
2.1 On the terms and subject to the conditions of this Agreement, the Issuer agrees to issue the Debenture to the Purchaser and the Purchaser agrees to subscribe and pay for the aggregate principal amount of the Debenture on, in each case, the Closing Date at the Issue Price.
2.2 The Guarantor, pursuant to the terms of the Guarantee, agrees to guarantee all payments in respect of the Debenture and, pursuant to the terms of the Deed Poll, to procure the fulfilment of the conversion rights and share exchange rights in respect of the Debenture and the Preference Shares, subject to, and in accordance with, the Articles of the Issuer, and to guarantee all payments in respect of the Preference Shares.
3. Listing and resale restrictions
3.1 The Debenture will, upon issue, not be listed or quoted on any stock exchange or competent listing authority but, if requested by the Purchaser, the Issuer and the Guarantor agree to use all reasonable endeavours to obtain a listing of, or quotation for, the Debenture (or bonds or debentures identical to the Debenture in all material respects issued in substitution for the Debenture) as soon as reasonably practicable following 14 August 2006 on such stock exchange or competent listing authority in Europe as is commonly used for the quotation or listing of equity-linked debt securities as they may determine. Each party hereto shall be responsible for its own costs in relation to any such listing or quotation.
3.2 The Debenture will be subject to certain resale restrictions under applicable securities laws. Neither the Issuer nor the Guarantor is currently or has any intention to become a “reporting issuer” (as that term is defined under Canadian provincial and territorial securities laws) and no provision of this Agreement shall be interpreted to require the Issuer or the Guarantor to become a “reporting issuer”.

4. Closing
4.1 On the Closing Date, and upon the outstanding amounts owed by Alberta Acquisitionco to the Purchaser pursuant to Note B becoming due and repayable in accordance with the terms relating thereto, the Issuer shall issue the Debenture to the Purchaser and, in consideration thereof, the Purchaser shall acknowledge and confirm that the obligations of Alberta Acquisitionco to pay any and all amounts of principal pursuant to Note B shall be fully and effectively discharged.
4.2 Upon issuance of the Debenture, the Issuer shall procure:
(a)	the entry into the register of holders of the Debenture of the name of the Purchaser; and

(b)	that, within 5 Business Days of the Closing Date, the Definitive Debenture is delivered to the Purchaser, or to its order, provided that the Purchaser may direct, prior to the Closing Date, that the Debenture be issued in the name of a direct or indirect wholly-owned subsidiary of Brascan Corporation.
4.3 Each of the parties agrees that the subscription price for the Debenture (being US$375,000,000) shall be satisfied by the full and effective discharge of the obligations of Alberta Acquisitionco to pay any and all amounts of principal pursuant to Note B.
5. Representations and warranties
Each of the representations, warranties and agreements in this Clause 5 is made on the date of this Agreement. The Issuer (in relation to itself, the Debenture and the Preference Shares) and the Guarantor jointly and severally represent and warrant to, and agree with, the Purchaser that:
5.1 as at the date of this Agreement:
(a)	the Issuer is duly incorporated and validly existing under the laws of Aruba and the Guarantor is duly incorporated as a public limited company and validly existing under the laws of England;

(b)	this Agreement has been duly authorised, executed and delivered by each of the Issuer and the Guarantor and constitutes valid and legally binding obligations of each of the Issuer and the Guarantor, enforceable against the Issuer and the Guarantor by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(c)	the Guarantee and the Deed Poll will have each been duly authorised by the Guarantor and, when executed and delivered on the Closing Date, will constitute valid and legally binding obligations of the Guarantor, enforceable against the Guarantor by the Purchaser in accordance with their terms, except that enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(d)	the issue of the Debenture and the Preference Shares will have been duly authorised by the Issuer and, when duly executed, issued and delivered will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer by the Purchaser in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(e)	no action, consent, approval, authorisation, filing or thing is required to be taken, fulfilled or done (including without limitation the obtaining of any material consent or licence or the making of any filing or registration) by or on behalf of the Issuer and/or the Guarantor in the United Kingdom, Aruba, Canada or Switzerland for the amendment of the Articles of the Issuer required for the transactions envisaged by this Agreement, the issue of the Debenture, the issue of the Preference Shares upon conversion of the Debenture, the issue of the Ordinary Shares in exchange for the Preference Shares upon conversion of the Debenture, except for (i) those which have been, or will prior to the Closing Date be, obtained and are, or will on the Closing Date be, in full force and effect; and (ii) the filing of notices of private placement and the payment of the filing fees therefor, which filings will be made and fees paid on a timely basis, and (iii) the application to the United Kingdom Financial Services Authority to list the Ordinary Shares acquired in exchange for the Preference Shares, which the Guarantor covenants to make before the issuance of such Ordinary Shares;

(f)	the amendment of the Articles of the Issuer, the execution and delivery of this Agreement, the Guarantee and the Deed Poll, the issue of the Debenture, the issue of the Preference Shares upon conversion of the Debenture, the issue of the Ordinary Shares in exchange for the Preference Shares upon conversion of the Debenture, the carrying out of the other transactions contemplated by this Agreement, the Guarantee and the Deed Poll and compliance with their terms and those of the Debentures do not, and will not materially conflict with, or result in a material breach of, any of the terms or provisions of, or constitute a material default under, the documents constituting the Issuer or the Guarantor;

(g)	the Guarantor has (and will until full conversion of the Debenture maintain) available for issue and authority to allot, free from pre-emption rights, sufficient authorised but unissued Ordinary Shares to enable the conversion rights and all other rights of subscription for, and exchange of Preference Shares issued upon conversion of the Debenture into, Ordinary Shares to be satisfied in full at the initial Exchange Price (as defined in the Terms and Conditions);

(h)	any Ordinary Shares allotted and issued in exchange for the Preference Shares upon conversion of the Debenture will rank pari passu in all respects with the Ordinary Shares in issue on the Conversion Date (as defined in the Terms and Conditions); and

(i)	the Ordinary Shares to be issued in exchange for the Preference Shares upon conversion of the Debenture will be freely tradable, fully-paid, will not be subject to calls for further funds and will be free from all liens, charges, encumbrances and other third party right.
5.2 as at the Closing Date the representations, warranties and agreements set out in Clause 5.1 shall be true, accurate, complete and effective by reference to all relevant circumstances then subsisting.
6. Conditions
6.1 The obligations of the Purchaser under this Agreement to subscribe and procure payment for the Debenture is conditional upon:
(a)	the Issuer having produced to the Purchaser an opinion from Promes Van Doorne, Aruba in relation to the Issuer and its obligations under this Agreement and the documents and transactions envisaged by it;

(b)	the Issuer having performed all of its obligations under this Agreement to be performed on or before the Closing Date;

(c)	there having been no breach by the Issuer or the Guarantor of Clause 5; and

(d)	the execution and delivery on or before the Closing Date by the Guarantor of:
(i)	the Guarantee validly executed; and

(ii)	the Deed Poll validly executed.
6.2 If any of the conditions in Clause 6.1 is not satisfied on or prior to the Closing Date, the Purchaser, shall thereupon (and without prejudice to any accrued right which it may have for any antecedent breach by the Issuer or the Guarantor under this Agreement) be entitled (but not bound) to terminate this Agreement whereupon, with the exception of any accrued rights under Clause 9, all of the obligations of each of the parties under it shall immediately cease to have any effect.
7. Purchaser’s representations and warranties
7.1 Each of the representations, warranties and agreements in this Clause 7 is made on the date of this Agreement. The Purchaser represents and warrants to, and agrees with, the Issuer and the Guarantor that:
(a)	it is a corporation duly incorporated validly existing under the laws of Canada and has the corporate power to enter into this Agreement and to perform its obligations hereunder;

(b)	the transaction contemplated by this Agreement has been duly authorised, and this Agreement has been duly executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser by the Issuer and/or the Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction; and

(c)	that the Purchaser (i) is resident in Ontario, (ii) is basing its investment decision solely on the Share Purchase Agreement and publicly available information and not on any other information concerning the Issuer or the Guarantor, (iii) has reviewed and acknowledged the terms described in clause 6 — “Listing and resale restrictions”, (iv) is entitled to purchase the Debenture without the benefit of a prospectus qualified under Ontario securities legislation because it meets one or more of the criteria for an “accredited investor” under Ontario Securities Commission Rule 45 501 (“Rule 45-501”), and (v) is purchasing the Debenture as principal for its own account.
8. Warranties and agreements to continue
The agreements, undertakings, representations, warranties and other statements of the Issuer and the Guarantor as set forth in this Agreement or made by or on behalf of the Issuer and/or the Guarantor pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results of such investigation) made by or on behalf of the Purchaser and shall survive delivery of, and payment for, the Debenture and/or the termination or cancellation of this Agreement; and, in particular and for greater certainty, the provisions of Clause 5.1 which are of a continuing nature or effect shall continue to apply and be of effect.
9. Termination
Without prejudice to any other rights of the parties under any other document or arrangement including, without limitation, the Share Purchase Agreement, if the Debenture shall not have been issued on or by 15 September 2005, this Agreement (and the Recitals and Schedules to it) shall in its entirety and without further formality be automatically terminated, and the rights and obligations of the parties thereunder shall be without further force and effect.
10. Notices
10.1 Save as otherwise provided in this Agreement, any notice, demand or other communication to be served under this Agreement shall be in writing and shall be served upon any party hereto only by posting by first class post (if to an address in the same country) or air mail (if to an address in a different country) or delivering the same to its address given or referred to in this Clause 10 or sending the same by facsimile transmission to the number given or referred to in this Clause 10 for the addressee or at such other address or number as it may from time to time notify in writing in accordance with this Clause 10 to the other parties hereto.

10.2 A notice or demand served by first class post shall be deemed duly served on an addressee in the same country forty-eight hours (disregarding days which are not Business Days) after posting, a notice or demand served by air mail shall be deemed duly served on an addressee in a different country on receipt and a notice or demand delivered personally or sent by facsimile transmission shall be deemed duly served at the time of delivery or transmission (save that if the delivery or transmission occurs after 6.00 p.m. on a Business Day or on a day which is not a Business Day the notice or demand shall be deemed duly served at 8.30 a.m. on the next Business Day following delivery or transmission) and in proving service of the same it will be sufficient to prove, in the case of a letter, that such letter was left at or delivered to the correct address of the party to be served as provided in this Agreement or in the case of properly stamped or franked first class post or air mail, addressed to the address of the party to be served given in this Clause 10 and placed in the post and, in the case of a facsimile transmission, that such facsimile was duly transmitted to the number of the party to be served given in this Clause 10 and an electronic acknowledgement was received.
All notices, demands or other communications given under this Agreement, shall be given to the following addresses and numbers:

If to the Issuer to:	Xstrata Capital Corporation A.V.V.
L.G. Smith Blvd. 62
Oranjestad
Aruba

	Fax Number:	00297 583 6454
	For the attention of:	IMC International Management & Trust Company N.V.

with a copy to the Guarantor

If to the Guarantor to:	Xstrata plc
Bahnhofstrasse 2, P.O. Box 102
CH - 6301 Zug
Switzerland

	Fax Number:	(41) 41 726 7188
	For the attention of:	Benny Levene

If to the Purchaser:	6287042 Canada Limited
Suite 300, BCE Place
P.O. Box 762
181 Bay Street
Toronto, ON M5J 2T3 Canada

	Fax Number:	416 363 2856
	For the attention of:	President
11. General
11.1	Time shall be of the essence of this Agreement.

11.2 A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
12. Counterparts
This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute the same instrument.
13. Governing law and jurisdiction
13.1 This Agreement shall be governed by, and construed in accordance with, English law.
13.2 All the parties agree that the courts of England are to have exclusive jurisdiction to settle any dispute (including claims for set-off and counterclaims) which may arise in connection with the creation, validity, effect, interpretation, or performance of, or of legal relationships established by this Agreement or otherwise arising in connection with this Agreement and for such purposes irrevocably submit to the jurisdiction of the English courts.
13.3 Each of the parties with an address outside England shall at all times maintain an agent for service of process and any other documents and proceedings in both England or any other proceedings in connection with this Agreement. Such agent shall be, in the case of the Issuer, Xstrata (Services) U.K. Limited at its registered office for the time being in England, whose address is Fourth Floor, Panton House, 25/27 Haymarket, London SW1Y 4EN and, in the case of the Purchaser, Eversheds whose address is Senator House, 85 Queen Victoria Street, London EC4V 4JL and any claim form, judgment or other notice of legal process shall be sufficiently served on the relevant party if delivered to such agent at its address for the time being. Such parties irrevocably undertake not to revoke the authority of the above agents. If, for any reason, any such agent shall cease to act as agent as aforesaid of the Issuer or the Purchaser, as the case may be, the Issuer or the Purchaser, as the case may be, shall forthwith appoint a replacement agent in England.
In witness whereof this Agreement has been duly executed under hand by the Issuer, the Guarantor and the Purchaser on the day and year first above written.

SCHEDULE 1
DEFINITIONS AND INTERPRETATION
1. In this Agreement, the following expressions shall have the meanings set out below:
Alberta Acquisitionco means 1184760 Alberta Ltd., a company incorporated with limited liability in Alberta, Canada and an indirect wholly-owned subsidiary of the Guarantor;
Articles of the Issuer has the meaning ascribed to it in Recital (C);
Business Day means a day (excluding Saturdays and Sundays) on which banks are generally open for normal banking business in both the City of London and the City of Toronto;
Closing Date means 15 September 2005 or such earlier date as the parties may agree;
Common Shares has the meaning ascribed to it in the Share Purchase Agreement;
Debenture has the meaning ascribed to it in Recital (A);
Deed Poll has the meaning ascribed to it in Recital (B);
Definitive Debenture has the meaning ascribed to it in Recital (A);
Existing Convertibles means the 3.95 per cent. Guaranteed Convertible Bonds 2010 of the Issuer;
Guarantee has the meaning ascribed to it in Recital (B);
Issue Price means 100 per cent. of the principal amount of the Debenture;
Note B has the meaning ascribed to it in the Share Purchase Agreement;
Ordinary Shares has the meaning ascribed to it in Recital (B);
Preference Shares has the meaning ascribed to it in Recital (B);
Regulation S means Regulation S under the Securities Act;
Securities Act means the United States Securities Act of 1933, as amended;
Share Purchase Agreement means the share purchase agreement of even date herewith between, among others, the Purchaser, Alberta Acquisitionco, and the Guarantor; and
Terms and Conditions has the meaning ascribed to it in Recital (C).

2. References in this Agreement to any Recital, Clause or Schedule are to recitals of, clauses of, and schedules to, this Agreement (except where the context otherwise requires).
3. Headings in this Agreement shall not affect its interpretation.
4. In this Agreement, words incorporating the singular only shall include the plural and vice versa and references to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships (including limited partnerships and wherever any such associations or partnerships are formed or organised).
5. References to any statute, regulation or part thereof in this Agreement shall be construed as references thereto as amended or re-enacted (whether before or after the date of this Agreement) or as the application thereof is modified by other provisions prior to the date hereof or subsequently (provided that no modification subsequent to the date of this Agreement shall increase or extend the liability of any party to this Agreement under this Agreement), shall be construed as including references to any provision of which they are re-enactments (whether with or without modification) and shall be construed as including references to any order, instrument, regulation or other subordinate legislation made pursuant thereto.
6. References in this Agreement to times and dates are to London times and dates (except where the context otherwise requires).

XSTRATA CAPITAL CORPORATION A.V.V.
By:
XSTRATA PLC
By:
6287042 CANADA LIMITED
By:

Agreed Form
August 2005
XSTRATA CAPITAL CORPORATION A.V.V.
XSTRATA PLC
6287042 CANADA LIMITED

SUBSCRIPTION AGREEMENT
US$375,000,000 4.00 per cent. Guaranteed
Convertible Debenture due 2017